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FOR IMMEDIATE RELEASE	Dennard-Lascar Investor Relations
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Second Quarter Fiscal 2020 Results

HOUSTON, TX - June 3, 2020 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week second quarter fiscal 2020 ended March 11, 2020, referred to as “second quarter.” Comparisons in this earnings release are for the second quarter compared to the twelve-week second quarter fiscal 2019.

Same-Store Sales Year-over-Year Comparison:

	Q1 2020	Q2 2020	YTD Q2 2020
Luby's Cafeterias	1.7%	1.3%	1.5%
Fuddruckers	0.1%	0.4%	0.2%
Combo locations (1)	6.6%	6.8%	6.7%
Cheeseburger in Paradise	(1.0)%	9.4%	3.2%
Total same-store sales (2)	1.7%	1.6%	1.7%

(1)Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.
(2)Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the second quarter, there were 72 Luby’s Cafeterias locations, 33 Fuddruckers locations, all six Combo locations, and one Cheeseburger in Paradise location that met the definition of same-stores.

Second Quarter Restaurant Sales:
($ thousands)

Restaurant Brand	Q2 2020	Q2 2019	Change ($)	Change (%)
Luby’s Cafeterias	$43,302	$44,266	$(964)	(2.2)%
Combo locations	4,653	4,355	298	6.8%
Luby's cafeteria segment	47,955	48,621	(666)	(1.4)%
Fuddruckers restaurants segment	11,789	16,156	(4,367)	(27.0)%
Cheeseburger in Paradise segment	647	592	55	9.3%
Total Restaurant Sales	$60,391	$65,369	$(4,978)	(7.6)%

Note: Luby's Cafeterias store count reduced from 76 at Q2 2019 start to 72 at Q2 2020 end; Fuddruckers store count reduced from 51 at Q2 2019 start to 33 at Q2 2020 end; Combo location count at six (12 restaurants) at Q2 2019 start and at Q2 2020 end; Cheeseburger in Paradise store count at one at Q2 2019 and at Q2 2020 end.

Restaurant Counts:

	August 28, 2019	FY20 YTDQ2 Openings	FY20 YTDQ2 Closings	March 11, 2020
Luby’s Cafeterias(1)	79	—	(1)	78
Fuddruckers Restaurants(1)	44	—	(5)	39
Cheeseburger in Paradise	1	—	—	1
Total	124	—	(6)	118

(1)Includes 6 restaurants that are part of Combo locations

Comments related to COVID-19:
After the end of our fiscal second quarter, the spread of the COVID-19 pandemic has affected the United States economy, our operations and those of third parties on which we rely. Beginning on March 17, 2020, we began suspending on-premise dining at our restaurants and substantially all employees at those locations were placed on furlough. By March 31, 2020 we had suspended on-premise dining at all 118 of our company-owned restaurants and had suspended all operations at 50 of our Luby's Cafeteria's, 36 company-owned Fuddruckers restaurants and our one Cheeseburger in Paradise restaurant. The 28 Luby's Cafeteria's and 3 Fuddruckers restaurants that remained open were providing take-out, drive-through and curbside pickup, or delivery with reduced operating hours and on-site staff. In addition, more than 50 percent of our general and administrative staff were placed on furlough and salaries were temporarily reduced by 50 percent for the remaining general and administrative staff and other salaried employees, including all senior management. Furthermore, our franchise owners suspended operations or moved to limited food-to-go operations at their locations, reducing the number of franchise locations in operation to 37 by early April 2020 from 90 prior to the COVID-19 pandemic.

Beginning in May 2020, we began to gradually reopen the dining rooms with state-mandated limits on guest capacity at the 28 Luby's locations and 3 Fuddruckers locations that had been previously operating with food-to-go service only. We also began to reopen restaurants that were temporarily closed. As of the date of this release, there were 31 Luby's Cafeteria's and 8 Fuddruckers restaurants operating, all of which had their dining rooms open at limited capacity; these restaurants were operating at approximately 75% of their pre-pandemic weekly sales levels. Additionally, there were 59 franchise locations in operation as of the date of this release.

The full extent and duration of the impact of the COVID-19 pandemic on our operations and financial performance is currently unknown, and depends on future developments that are uncertain and unpredictable, including the duration of the spread of the pandemic, its impact of capital and financial markets on a macro-scale and any new information that may emerge concerning the severity of the virus, its spread to other regions, the actions to contain the virus or treat its impact, and consumer attitudes and behaviors, among others.

In response to the changed operating environment from the COVID-19 pandemic, we took the following actions to minimize the financial impact and preserve the prospects for emerging from this unprecedented period.

•We revamped restaurant operations to generate cost efficiencies resulting in higher restaurant operating margins even if sales levels do not return to pre-COVID-19 pandemic levels. As the restaurants adapted to the new operating environment, a lower cost labor model was deployed, food costs declined as menu offerings were concentrated among the historically top selling items, and various restaurant service and supplier costs were reevaluated.

•We began restructuring corporate overhead earlier in calendar 2020 prior to the pandemic, including a transition to a 3rd party provider for certain accounting and payroll function. Significant further restructuring took place in April and May of 2020, as we reviewed all corporate service providers, information technology needs, and personnel requirements to support a reduced level of operations going forward.

•We obtained a $10.0 million "Payroll Protection Program" loan under the Coronavirus Aid, Relief and Economic Security Act which was necessary for funding continuing operations. We believe that a portion of the loan will be eligible for forgiveness; however, that amount cannot currently be calculated.

•We continued efforts to close real estate sales transactions with anticipated aggregate sales proceeds in excess of $20.0 million prior to the end of fiscal 2020. In addition, the Company has identified other real estate properties that may be sold to generate funds for ongoing operations.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operated 118 restaurants nationally as of March 11, 2020: 78 Luby’s Cafeterias, 39 Fuddruckers, one Cheeseburger in Paradise restaurants. Luby's is the franchisor for 90 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Colombia, and Panama. Luby's Culinary Contract Services provides food service management to 28 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Two Quarters Ended
	March 11, 2020	March 13, 2019	March 11, 2020	March 13, 2019
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)
SALES:
Restaurant sales	$60,391	$65,369	$143,949	$156,468
Culinary contract services	6,998	7,543	16,772	17,039
Franchise revenue	1,158	1,421	2,865	3,644
Vending revenue	14	90	124	190
TOTAL SALES	68,561	74,423	163,710	177,341
COSTS AND EXPENSES:
Cost of food	17,399	18,145	41,341	43,226
Payroll and related costs	23,782	24,730	55,915	59,244
Other operating expenses	10,065	11,412	24,860	27,914
Occupancy costs	3,783	4,166	8,773	10,041
Opening costs	2	11	14	44
Cost of culinary contract services	6,400	6,717	15,348	15,532
Cost of franchise operations	409	247	974	519
Depreciation and amortization	2,677	3,222	6,440	8,126
Selling, general and administrative expenses	6,816	7,753	16,974	17,763
Other Charges	1,509	1,263	2,748	2,477
Provision for asset impairments and restaurant closings	661	1,195	1,770	2,422
Net gain on disposition of property and equipment	(2,527)	(12,651)	(2,498)	(12,501)
Total costs and expenses	70,976	66,210	172,659	174,807
INCOME (LOSS) FROM OPERATIONS	(2,415)	8,213	(8,949)	2,534
Interest income	5	19	28	19
Interest expense	(1,473)	(1,554)	(3,435)	(3,269)
Other income, net	148	55	388	86
Income (loss) before income taxes and discontinued operations	(3,735)	6,733	(11,968)	(630)
Provision for income taxes	62	93	156	213
Income (loss) from continuing operations	(3,797)	6,640	(12,124)	(843)
Loss from discontinued operations, net of income taxes	(6)	(8)	(17)	(13)
NET INCOME (LOSS)	$(3,803)	$6,632	$(12,141)	$(856)
Income (loss) per share from continuing operations:
Basic	$(0.13)	$0.22	$(0.40)	$(0.03)
Assuming dilution	$(0.13)	$0.22	$(0.40)	$(0.03)
Loss per share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.00
Assuming dilution	$0.00	$0.00	$0.00	$0.00
Net income (loss) per share:
Basic	$(0.13)	$0.22	$(0.40)	$(0.03)
Assuming dilution	$(0.13)	$0.22	$(0.40)	$(0.03)
Weighted average shares outstanding:
Basic	30,215	29,769	30,123	29,671
Assuming dilution	30,215	29,799	30,123	29,671

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Two Quarters Ended
	March 11, 2020	March 13, 2019	March 11, 2020	March 13, 2019
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Restaurant sales	88.1%	87.8%	87.9%	88.2%
Culinary contract services	10.2%	10.1%	10.2%	9.6%
Franchise revenue	1.7%	1.9%	1.8%	2.1%
Vending revenue	0.0%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)
Cost of food	28.8%	27.8%	28.7%	27.6%
Payroll and related costs	39.4%	37.8%	38.8%	37.9%
Other operating expenses	16.7%	17.5%	17.3%	17.8%
Occupancy costs	6.3%	6.4%	6.1%	6.4%
Vending revenue	0.0%	(0.1)%	(0.1)%	(0.1)%
Store level profit	8.9%	10.7%	9.2%	10.4%

(As a percentage of total sales)
General and administrative expenses	7.8%	9.4%	8.5%	9.0%
Marketing and advertising expenses	2.1%	1.0%	1.9%	1.0%
Selling, general and administrative expenses	9.9%	10.4%	10.4%	10.0%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 11, 2020	August 28, 2019
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$7,080	$3,640
Restricted cash and cash equivalents	8,704	9,116
Trade accounts and other receivables, net	8,413	8,852
Food and supply inventories	2,392	3,432
Prepaid expenses	1,970	2,355
Total current assets	28,559	27,395
Property held for sale	13,770	16,488
Assets related to discontinued operations	1,813	1,813
Property and equipment, net	117,430	121,743
Intangible assets, net	16,025	16,781
Goodwill	514	514
Operating lease right-of-use assets	24,296	—
Other assets	890	1,266
Total assets	$203,297	$186,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,945	$8,465
Liabilities related to discontinued operations	5	14
Current portion of credit facility debt	2,567	—
Operating lease liabilities-current	5,916	—
Accrued expenses and other liabilities	24,015	24,475
Total current liabilities	40,448	32,954
Credit facility debt, less current portion	48,268	45,439
Operating lease liabilities-noncurrent	23,047	—
Other liabilities	922	6,577
Total liabilities	$112,685	$84,970
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, 0.32 par value; 100,000,000 shares authorized; shares issued were 30,751,629 and 30,478,972; and shares outstanding were 30,251,629 and 29,978,972 at March 11, 2020 and August 28, 2019, respectively	9,841	9,753
Paid-in capital	35,478	34,870
Retained earnings	50,068	61,182
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	90,612	101,030
Total liabilities and shareholders’ equity	$203,297	$186,000

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	March 11, 2020		March 13, 2019
	(28 weeks)		(28 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,141)		$(856)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for asset impairments and net (gains) losses on property sales	(727)		(10,079)
Depreciation and amortization	6,440	8.126	8,126
Amortization of debt issuance cost	577		811
Share-based compensation expense	732		823
Cash used in operating activities before changes in operating assets and liabilities	(5,119)		(1,175)
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts and other receivables	509		(414)
Increase in food and supply inventories	(94)		(45)
Decrease in prepaid expenses and other assets	197		1,115
Decrease in operating lease assets	2,407		—
Decrease in operating lease liabilities	(3,541)		—
Decrease in accounts payable, accrued expenses and other liabilities	(263)		(7,110)
Net cash used in operating activities	(5,904)		(7,629)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	5,453		20,444
Purchases of property and equipment	(1,490)		(1,781)
Net cash provided by investing activities	3,963		18,663
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	3,300		34,500
Revolver repayments	—		(54,500)
Proceeds from term loan	2,500		58,400
Term loan repayments	(831)		(35,169)
Debt issuance costs	—		(3,236)
Taxes paid on equity withheld	—		(12)
Net cash provided by (used in) financing activities	4,969		(17)
Net increase in cash and cash equivalents and restricted cash	3,028		11,017
Cash and cash equivalents and restricted cash at beginning of period	12,756		3,722
Cash and cash equivalents and restricted cash at end of period	$15,784		$14,739
Cash paid for:
Income taxes, net of (refunds)	$7		$51
Interest	2,647		1,951

Store Level Profit

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs, is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segments.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

($ thousands)	Quarter Ended		Two Quarters Ended
	March 11, 2020	March 13, 2019	March 11, 2020	March 13, 2019
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Store level profit	$5,376	$7,006	$13,184	$16,233

Plus:
Sales from culinary contract services	6,998	7,543	16,772	17,039
Sales from franchise operations	1,158	1,421	2,865	3,644

Less:
Opening costs	2	11	14	44
Cost of culinary contract services	6,400	6,717	15,348	15,532
Cost of franchise operations	409	247	974	519
Depreciation and amortization	2,677	3,222	6,440	8,126
Selling, general and administrative expenses	6,816	7,753	16,974	17,763
Other Charges	1,509	1,263	2,748	2,477
Provision for asset impairments and restaurant closings	661	1,195	1,770	2,422
Net gain on disposition of property and equipment	(2,527)	(12,651)	(2,498)	(12,501)
Interest income	(5)	(19)	(28)	(19)
Interest expense	1,473	1,554	3,435	3,269
Other income, net	(148)	(55)	(388)	(86)
Provision for income taxes	62	93	156	213
Income (loss) from continuing operations	$(3,797)	$6,640	$(12,124)	$(843)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization, and excluding net loss (gain) on disposing of property and equipment, provision for asset impairments and restaurant closings, other charges, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Two Quarters Ended
	March 11, 2020	March 13, 2019	March 11, 2020	March 13, 2019
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)
Income (loss) from continuing operations	$(3,797)	$6,640	(12,124)	(843)
Depreciation and amortization	2,677	3,222	6,440	8,126
Provision for income taxes	62	93	$156	$213
Interest expense	1,473	1,554	3,435	3,269
Interest income	(5)	(19)	(28)	(19)
Other Charges	1,509	1,263	2,748	2,477
Net loss on disposition of property and equipment	(2,527)	(12,651)	(2,498)	(12,501)
Provision for asset impairments and restaurant closings	661	1,195	1,770	2,422
Non-cash compensation expense	366	398	732	823
Franchise Taxes	42	42	98	108
Increase in fair value of derivative	—	—	—	88
Adjusted EBITDA	$461	$1,737	$729	$4,163